Exhibit 10.3.1


                               AMENDMENT TO
                     KEY EXECUTIVE STOCK OPTION PLAN
                          ADOPTED APRIL 21, 1993


    1. Section 2 of the Plan is amended by adding the following at the end of such section:

              "If the Board includes members who are not
             'disinterested persons' (as defined in Rule
             16b-3 promulgated under the Securities
             Exchange Act of 1934, as amended, or any applicable successor rule or regulation
             ("Rule 16b-3")), then all authority of the Board under the Plan shall be exercised by a committee of the Board composed solely of all individuals thereof who are 'disinterested persons' (as so defined)."